SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary proxy statement           [  ] Confidential, For Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           CHARTER ONE FINANCIAL, INC.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)


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[ ] Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

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        (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which
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


The following is a press release issued by Citizens Financial Group, Inc. and Charter One Financial, Inc. on May 4, 2004:


[CITZENS FINANCIAL GROUP, INC. LOGO]          [CHARTER ONE FINANCIAL, INC. LOGO]


FOR IMMEDIATE RELEASE
May 4, 2004

Contacts:  Citizens Bank
           Barbara Cottam             Melodie Jackson        Pamela Crawley
           RI, National, Midwest      New England            Mid-Atlantic
           401-456-7849               617-725-5840           267-671-1035

           Charter One
           Ellen Batkie               Cindy Schulze
           Investment Community       Media
           (800)-262-6301             (216) 298-7155


            CITIZENS FINANCIAL GROUP TO ACQUIRE CHARTER ONE FINANCIAL

      BECOMES ONE OF THE 10 LARGEST COMMERCIAL BANK HOLDING COMPANIES IN US
                          WITH $128.8 BILLION IN ASSETS


PROVIDENCE, R.I. - Citizens Financial Group, Inc. (Citizens), a subsidiary of The Royal Bank of Scotland Group plc, today announced it has reached an agreement to acquire Charter One Financial, Inc. (NYSE:CF) in a cash transaction. This transaction will make Citizens one of the 10 largest commercial bank holding company in the United States. Citizens will maintain its corporate headquarters in Providence, Rhode Island.

The acquisition adds $43 billion in assets, 616 retail branches including 160 in-store locations, and 8,400 employees. Combined with its New England and Mid-Atlantic franchises, Citizens will grow to $128.4 billion in assets, more than 24,000 colleagues and more than 1,400 branches across 13 states.

The cash purchase price is $44.50 per share or approximately $10.5 billion. The transaction is expected to close in the fourth quarter of this year, subject to regulatory approval.

Citizens will extend its franchise beyond its current New England and Mid-Atlantic footprint into the Midwest and Northeast, adding major markets in six new states: Ohio, Michigan, New York, Illinois, Vermont and Indiana. It will also expand and strengthen Citizens' business in western Massachusetts, Connecticut and Pennsylvania.

                                    - more -

"This is a significant transaction for Citizens," said Citizens Chairman, President and Chief Executive Officer Lawrence K. Fish. "However, this is not about size as we will continue to be focused locally, providing our legendary service and outstanding products in every market we serve."

Fred Goodwin, RBS Group Chief Executive, said: "This is a highly logical and very natural acquisition for Citizens to make. As well as making good financial sense in its own right, it opens up another interesting range of options for Citizens to maintain their strong growth momentum, and it consolidates Citizens' position as one of the leading banks in the United States. That it will take the share of Group profits generated in the US to 25% is also of note."

"Bud Koch and his team have done a great job in growing Charter One through its present transformation from a thrift to a bank. It will be good to welcome him to our Board, as a non-executive director, on completion of the transaction."

"This is a tremendous opportunity for Charter One Bank," stated Charles John Koch, Charter One's Chairman and Chief Executive Officer. "It's almost as if our entire 70-year history has been building to this point. Citizens Financial Group shares our operating philosophy, strategies and customer focus. Our geographic footprints fit together perfectly. And it's wonderful to be teaming up with an organization that shares our passion for retail banking. I can't think of a more appropriate partner to continue the legacy we've begun." As part of this transaction, Charter One's national bank charter will remain. Upon completion of this deal, Mr. Koch will serve as Chairman of the Cleveland based bank, Vice Chairman of the Citizens Financial Group board, and on the RBS board.

This announcement continues Citizens' strong track record of growth. This will be Citizens' 26th strategic acquisition since 1988. Like Citizens, Charter One is considered one of the premier banks in its region and has grown significantly through acquisitions as well as aggressive retail expansion. Charter One has a substantial branch opening program that Citizens is committed to completing.

Citizens' convenience banking strategy includes a 24-hour PhoneBank, OnLine Banking and one of the country's fastest growing and most successful supermarket banking franchises. Combined, Citizens will become the 3rd largest in supermarket banking nationally.

In recognition of its commitment to small business, Citizens is the No. 1 SBA lender in each of the states where it operates and the #2 SBA lender nationwide.

Citizens maintains an Outstanding CRA rating, which is the highest achievable category, in every state where it does business. Citizens is committed to every community it serves and is announcing it will establish a $60 million foundation for the Charter One markets.

About Citizens Financial Group
------------------------------

Citizens Financial Group, Inc. is a $78 billion commercial bank holding company. It is headquartered in Providence, R.I., and has more than 880 offices, approximately 1,650 ATMs and more than 15,500 employees in seven states. It operates as Citizens Bank in Connecticut, Delaware, Massachusetts, New Hampshire, New Jersey, Pennsylvania and Rhode Island. Citizens is one of the 20 largest commercial bank holding companies in the United States. Citizens is owned by The Royal Bank of Scotland Group plc. The Citizens Web site is www.citizensbank.com.

About Charter One
-----------------

Charter One has $41 billion in total assets, making it one of the 25 largest bank holding companies in the country. The Bank has more than 616 banking center locations in Ohio, Michigan, New York, Illinois, Massachusetts, Vermont, Indiana, Connecticut, and Pennsylvania. The Company's diverse product set includes: consumer banking, indirect auto finance, commercial leasing, business lending, commercial real estate lending, mortgage banking, and retail investment products. For additional information, including press releases, investor presentations, committee charters, and reports filed with the SEC, investors are directed to Charter One's web site: www.charterone.com. http://www.charterone.com

                                      # # #

In connection with the proposed transaction, Charter One Financial, Inc. will be filing a preliminary and definitive proxy statement and other related materials regarding the proposed merger with the Securities and Exchange Commission. Investors are urged to read the proxy statement and the related materials when they are available because they contain important information. Charter One stockholders may obtain a free copy of the proxy statements and other relevant documents when they become available as well as other materials filed by Charter One with the Commission at the Commission's website at http://www.sec.gov. These materials and other documents may also be obtained for free from: Charter One Financial Services, Investor Relations Department, 790 Penniman, Plymouth, Michigan 48170; Attention: Ellen Batkie, Senior Vice President.

Charter One and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information regarding such individuals is included in Charter One's proxy statements and Annual Reports on Form 10-K previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

                                      - 3 -